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                                                               Exhibit 10.9


                AMENDMENT NO. 2 TO JOINT OPERATING AGREEMENT


          THIS AMENDMENT NO. 2 TO JOINT OPERATING AGREEMENT ("Amendment"), dated as of November 30, 1993, is entered into between FREEPORT McMORAN RESOURCE PARTNERS, Limited Partnership, a Delaware limited partnership ("Freeport"), IMC FERTILIZER, INC., a Delaware corporation ("IMC") and HOMESTAKE SULPHUR COMPANY, a Delaware corporation ("Homestake"). Capitalized terms used herein without definition shall have the meanings given them in the Joint Operating Agreement (as defined below).

                            W I T N E S S E T H:

          WHEREAS:

          A. Freeport, IMC and Homestake (by assignment from Felmont Oil Corporation) are parties to that certain Joint Operating Agreement dated as of May 1, 1988 ("Joint Operating Agreement").

          B.   Freeport,  IMC   and  Homestake  desire   to  amend  certain
provisions of the Joint Operating Agreement as set forth herein.

          NOW, THEREFORE, Freeport, IMC and Homestake hereby agree as follows:

          1.   Amendment of Joint Operating Agreement.

               1.1  Definitions.     Article  I  of  the   Joint  Operating
Agreement is hereby amended by adding thereto the following defined terms:

     1.38 "Closure Cost" shall mean the total cost of abandonment and reclamation of the Property and the Joint Assets, including costs required by government or other legal authority.

     1.39 "Closure Cost Estimate" shall mean the estimate of the Closure Cost as updated from time to time pursuant to Section 20.03 hereof.

     1.40 "Closure Cost Share" shall mean, with respect to any Party at any time, an amount of money equal to the product obtained by multiplying (i) the Closure Cost Estimate at such time, by (ii) a percentage equal to the percentage constituting such Party's Participating Interest at such time.







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     1.41    "Net  Cash Flow"  shall  mean net  cash  flow  from continuing operations determined in accordance with generally accepted accounting principles except that net cash flow to a Party, or its Affiliate, as applicable, which is from any entity partially owned by such Party or Affiliate and accounted for under the equity method, shall be included only to the extent of net cash distributions received.

     1.42    "Financial   Assurance"  shall  mean,  with   respect  to  any
     Party, any one of the following:

               (a) A representation by such Party to the other Parties certified by such Party's chief financial officer, that such Party's Net Cash Flow, during the period comprising the four fiscal quarters immediately preceding the quarter in which the notice was given, was an amount in excess of the amount obtained by multiplying by 2 such Party's Closure Cost Share as of the end of such period; or

               (b) A written commitment by an Affiliate of such Party, made to the other Parties, to guarantee such Party's payment of its Closure Cost Share, provided such Affiliate's chief financial officer can certify that the Affiliate's Net Cash Flow, during the period comprising the four fiscal quarters immediately preceding the quarter in which the notice was given, was an amount in excess of the amount obtained by multiplying by 2 such Party's Closure Cost Share as of the end of such period; or

               (c) A performance bond or letter of credit issued by a Non-Party in an amount equal to such Party's Closure Cost Share as of the time of issuance of such bond or letter, provided the issuing Non-Party and the terms of draw-down are acceptable to each of the other Parties; or

               (d) Such other form of assurance as shall be agreed to by all Parties.

     1.43 "Funding Party" shall have the meaning prescribed for such term in Section 20.03 hereof.

     1.44 "Previously Non-Funding Party" shall have the meaning prescribed for such term in Section 20.03 hereof.

     1.45 "Interim Closure Fund" shall mean, with respect to any Funding Party, an account funded by that Funding Party and maintained by Operator prior to January 1, 2006 to fund that Funding Party's Closure Cost Share.




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     1.46  "Closure Fund" shall mean, with respect to any Party, an account funded by that Party and maintained by Operator on and after January 1, 2006 to fund that Party's Closure Cost Share.

     1.47 "Initial Funding Date" shall have the meaning prescribed for such term in Section 20.03 hereof.

     1.48 "Remaining Tonnage" shall mean, with respect to any Funding Party, the number of tons obtained by multiplying (i) Operator's estimate of the commercially producible tonnage of sulphur reserves remaining to be produced from the Mine on the Property as of the Initial Funding Date, by (ii) the percentage equal to the percentage constituting the Participating Interest of the Funding Party as of such time.

          1.2  Amendment to Section 20.03 of the Joint Operating Agreement.
Section 20.03 of the Joint Operating Agreement is amended to read in its entirety as follows:

     20.03 Reclamation and Abandonment Security. On or before February 1, 1994, Operator shall submit to Non-Operators a Closure Cost Estimate dated as of such date. On or before each subsequent February 1 during the term o f this Agreement: (i) Operator shall deliver to Non-Operators written notice stating whether Operator has become aware of any changed circumstance that would significantly effect the then current Closure Cost Estimate and describing any such circumstance, and (ii) if on or before the immediately preceding December 1 Operator has become aware of any changed circumstance that would significantly effect the then current Closure Cost Estimate or any one or more of the Non-Operators requests in writing an updated Closure Cost Estimate, Operator shall submit to Non-Operators an updated Closure Cost Estimate dated as of that February 1. As described in more detail hereinafter in this Section 20.03, the Closure Cost Estimate shall serve as the basis upon which the Parties shall provide funds to be applied against each Party's Closure Cost Share.

          If at any time prior to January 1, 2006 a Party should require assurance as to the ability of each Party to pay its Closure Cost Share, the Party requiring such assurance shall so notify the other Parties. Within 30 days after the date upon which such notice was transmitted to the Parties, each Party (including the Party giving the notice) shall provide Financial Assurance to the other Parties.

          If prior to January 1, 2006 a Party fails to provide requested Financial Assurance as required above,then Operator shall promptly establish for such Party (a "Funding Party") an Interim Closure Fund. Such Interim Closure Fund shall be funded by a per ton charge collected by Operator



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     from  the  Funding  Party  (through Operator's  monthly  statement  or billing to the Funding Party) on each ton of sulphur produced hereunder for the account of the Funding Party during the period beginning on the first day of the month following the month in which the Funding Party failed to provide requested Financial Assurance as required above (the "Initial Funding Date") and ending on the earlier of January 1, 2006 or the date of release of the Interim Closure Fund to the Funding Party in accordance with the further provisions of this
     Section 20.03. Such per ton charge shall be equal to the dollar amount obtained by dividing the Funding Party's Closure Cost Share as of the Initial Funding Date by the Funding Party's Remaining Tonnage as of such time. The per ton charge shall be revised from time to time (but not more than twice per year) by the Operator to take into account changes in the Closure Cost Estimate, changes in the Remaining Tonnage, changes in the Funding Party's Participating Interest, and earnings accrued on amounts previously collected from the Funding Party and maintained in the Interim Closure Fund.

          Each Interim Closure Fund shall be invested in U.S. government securities or certificates of deposit of banks mutually agreed to among the Parties. Each Interim Closure Fund shall be released to the applicable Funding Party only upon the occurrence of one of the following events: (i) the Funding Party provides Financial Assurance to each of the other Parties; or (ii) such release is expressly agreed to by all of the Parties.

          In the case of each Party for which no Interim Closure Fund is maintained as of January 1, 2006 (a "Previously Non-Funding Party") Operator shall establish a Closure Fund. Each such Previously Non-Funding Party's Closure Fund shall be funded by a monthly charge to be collected by Operator from the Previously Non-Funding Party (through Operator's monthly statement or billing to the Previously Non-Funding Party) for the month of January, 2006 and for each month during the term of this Agreement thereafter until the Closure Cost has been paid in full. The amount of such monthly charge shall be equal to the dollar amount obtained by dividing the Previously Non-Funding Party's Closure Cost Share as of January 1, 2006 by Operator's estimate of the number of months of the remaining productive life of the Mine on the Property as of such date.

          In the case of each Funding Party for which an Interim Closure Fund is maintained as of January 1, 2006, such Interim Closure Fund shall on such date automatically convert to, and thereafter be, such Funding Party's Closure Fund. Each such Funding Party's Closure Fund shall be funded by a monthly charge to be collected by Operator from the Funding Party (through Operator's monthly statement or billing to the Funding Party) for the month of January,

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     2006, and for each month during the term of this Agreement  thereafter
     until  the Closure Cost  has been  paid in full.   The amount  of such
     monthly charge shall be equal to the dollar amount obtained by (i) subtracting the number of dollars in such Funding Party's Interim Closure Fund immediately prior to such Fund's conversion to a Closure Fund on January 1, 2006, from such funding Party's Closure Cost Share as of January 1, 2006, and (ii) dividing the difference by Operator's estimate of the number of months of the remaining productive life of the Mine on the Property as of such date.

          The monthly charge to be collected from each Funding Party, if any, and the monthly charge to be collected from each Previously Non-Funding Party, if any, to fund the Closure Funds shall each be revised from time to time (but not more than twice per year) by Operator to take into account changes in the Closure Cost Estimate, changes in the estimate of the remaining productive life of the Mine on the Property, changes in the Participating Interest of the Funding Party or the Previously Non-Funding Party (as the case may be), and earnings accrued on amounts previously collected and maintained in the applicable Closure Fund.

          The Closure Fund of each Party (irrespective of such Party's status as a Funding Party or Previously Non-Funding Party) shall be:
     (i) invested in U.S. government securities or certificates of deposit of banks mutually agreed to among the Parties; and (ii) unavailable for refund to such Party except as hereinafter provided in this
     Section 20.03.

          At such time as the Closure Cost is finally determined, Operator shall compare the dollar amount of each Party's Closure Cost Share as of such time against the dollar amount balance of such Party's Closure Fund at such time (inclusive of earnings on deposits therein). If the comparison indicates that such Party's Closure Cost Share exceeds such Party's Closure Fund balance, Operator shall cause the entire Closure Fund balance to be applied against the Closure Cost and shall invoice such Party for the amount by which the Party's Closure Cost Share exceeds such balance. The invoiced Party shall pay such invoice in full promptly following such Party's receipt thereof. If the comparison indicates that such Party's Closure Fund balance exceeds such Party's Closure Cost Share, Operator shall cause to be promptly refunded to such Party from such Party's Closure Fund the amount by which such Closure Fund balance exceeds such Closure Cost Share, and shall cause the entire Closure Fund balance remaining after such refund to be applied against the Closure Cost.






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          Operator also shall  cause to be paid to  each Party all interest or other amounts earned following such time as the Closure Cost is finally determined and the comparisons provided for in the immediately preceding paragraph are completed on that Party's Closure Fund balance to the extent the Closure Fund balance is not disbursed at such time to pay the Closure Cost; provided that Operator in its sole discretion may from time to time set-off such interest and other amounts payable to a Party against any amount by which that Party's Closure Cost Share
     exceeds that  Party's  Closure Fund  balance.   Subject to  Operator's
     right to set-off as just described, payment of any such interest and other amounts earned shall be made not less than quarterly by the 15th day of each calendar quarter following the quarter in which such interest or other amounts were earned.

          2. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the date first above written when each of the Parties has delivered to the others duly executed counterparts hereof.

          3. Absence of Waiver. The Parties agree that the amendments set forth in Section 1 hereof shall be limited precisely as written and shall not be deemed to:

          (a) be a consent to any waiver or modification of any other term or condition of the Joint Operating Agreement;

          (b) be a consent to, or waiver of, any default under the Joint Operating Agreement;

          (c) impose upon any Party any obligation, express or implied, to consent to any further amendment or modification of the Joint Operating Agreement; or

          (d) prejudice any right or remedy which any Party may now have under the Joint Operating Agreement or may have in the future under or in connection with the Joint Operating Agreement including, without limitation, any right or remedy resulting from any default.

          4.   Representations.   Each Party hereby represents and warrants
to the other Parties that:

          (a) It is a corporation (or in the case of Freeport a limited partnership) duly organized and validly existing under the laws of the State of Delaware;

          (b) The execution, delivery and performance of this Amendment by it are within its corporate (or in the case of Freeport partnership) powers, have been duly authorized by all necessary corporate (or in the case of Freeport partnership) action, have received all necessary consents and approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of its charter or bylaws, or of any agreement binding upon it or its property; and



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          (c)  This Amendment  is its legal, valid  and binding obligation, enforceable against it in accordance with this Amendment's terms.

          5.   Miscellaneous

          (a) Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Agreement.

          (b) This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same agreement.

          (c) This Amendment is a contract made under and governed by the laws of the State of Louisiana, without giving effect to principles of conflicts of laws.

          (d) All obligations and rights of the Parties that are expressed herein, shall be in addition to and not in limitation of those provided by applicable law.

          (e) Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (f) This Amendment shall be binding upon each of the Parties and their respective successors and assigns, and shall inure to the benefit of their respective successors and assigns.





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          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.

                              FREEPORT-McMORAN RESOURCE PARTNERS,
                              Limited Partnership



                              By:

                              Title:


                              IMC FERTILIZER, INC.


                              By:

                              Title:




                              HOMESTAKE SULPHUR COMPANY



                              By:

                              Title:


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